UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On September 8, 2017, Integra LifeSciences Holdings Corporation (“Integra”) and certain of its subsidiaries entered into an asset purchase agreement (the “Divestiture Agreement”) with Natus Medical Incorporated (“Natus”) pursuant to which Integra has agreed to divest (the “Divestiture”), subject to the terms and conditions of the Divestiture Agreement, certain assets related to Integra’s intercranial pressure monitoring and U.S. fixed pressure valve shunt systems businesses along with certain assets related to Johnson & Johnson’s Codman U.S. dural graft implant, external ventricular drainage catheter and cerebrospinal fluid collection systems businesses that Integra has agreed to purchase from DePuy Synthes, Inc., a wholly-owned subsidiary of Johnson & Johnson, for a purchase price of approximately $47.5 million in cash, subject to certain adjustments.

The Divestiture Agreement contains customary representations and warranties of each of the parties. The Divestiture Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the divested products between signing and closing and the use of efforts to consummate the transaction. The Divestiture Agreement also contains indemnification rights of each party with respect to breaches of or inaccuracies in counterparty representations, warranties and covenants (subject to certain limitations).

The Divestiture Agreement is being entered into in connection with the review by the Federal Trade Commission and the antitrust authority of Spain of Integra’s previously announced proposed acquisition of certain assets, and assumption of certain liabilities, of Johnson & Johnson’s Codman neurosurgery business (the “Codman Acquisition”). The Divestiture is conditioned upon completion of the Codman Acquisition and is expected to close promptly following completion of the Codman Acquisition.

The foregoing description of the Divestiture Agreement contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Divestiture Agreement, which will be an exhibit to Integra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. All summaries and descriptions of the Divestiture Agreement set forth above are qualified in their entirety by the actual documents.

ITEM 7.01	Regulation FD Disclosure

On September 11, 2017, Integra issued a press release announcing entry into the Divestiture Agreement, which is attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release, dated September 11, 2017, issued by Integra LifeSciences Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: September 11, 2017	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 11, 2017, issued by Integra LifeSciences Holdings Corporation